As filed with the Securities and Exchange Commission on March 16, 2007.
Registration Statement No. 333-106481

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Mindspeed Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	01-0616769 (I.R.S. Employer Identification Number)

4000 MacArthur Boulevard, East Tower Newport Beach, California (Address of Principal Executive Offices)	92660-3095 (Zip Code)

Mindspeed Technologies, Inc. 2003 Employee Stock Purchase Plan
Mindspeed Technologies, Inc. 2003 Non-Qualified Employee Stock Purchase Plan
(Full Titles of the Plans)

RAOUF Y. HALIM
Chief Executive Officer
Mindspeed Technologies, Inc.
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660-3095
(Name and Address of Agent For Service)

(949) 579-3000
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:
ROBERT M. MATTSON, JR.
CRAIG S. MORDOCK
Morrison & Foerster LLP
19900 MacArthur Boulevard, Twelfth Floor
Irvine, California 92612-2445
(949) 251-7500

Deregistration of Securities
SIGNATURES
POWER OF ATTORNEY

Deregistration of Securities
     Mindspeed Technologies, Inc. (the “Company”) registered a total of 8,900,000 shares of its common stock (the “Shares”), 8,000,000 of which were reserved for issuance under the Mindspeed Technologies, Inc. 2003 Employee Stock Purchase Plan (the “ESPP”) and 900,000 of which were reserved for issuance under the Mindspeed Technologies 2003 Non-Qualified Employee Stock Purchase Plan (the “Non-Q ESPP” and together with the ESPP, the “Plans”), pursuant to its Registration Statement on Form S-8 (File No. 333-106481) filed on June 25, 2003. The Company sold an aggregate of 1,592,821 Shares under the Plans, 1,485,660 of which were sold under the ESPP and 107,161 of which were sold under the Non-Q ESPP. The Company is seeking to deregister 6,514,340 Shares under the ESPP and 792,839 Shares under the Non-Q ESPP that have not been issued or sold under such Plans because the Company terminated the Plans effective February 28, 2007. By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby removes from registration an aggregate of 7,307,179 Shares that were not sold, as described above. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of the Shares which remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 5th day of March, 2007.

MINDSPEED TECHNOLOGIES, INC.
By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

POWER OF ATTORNEY
     Each director and officer of the registrant whose signature appears below hereby appoints Raouf Y. Halim and Simon Biddiscombe, and each of them individually, as his or her true and lawful attorney-in-fact and agent to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, exhibits thereto, and other documents in connection therewith, to this Post-Effective Amendment No. 1, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raouf Y. Halim Raouf Y. Halim	Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2007

/s/ Simon Biddiscombe Simon Biddiscombe	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	March 5, 2007

/s/ Dwight W. Decker Dwight W. Decker	Chairman of the Board	March 5, 2007

/s/ Donald R. Beall Donald R. Beall	Director	March 5, 2007

/s/ Donald H. Gips Donald H. Gips	Director	March 5, 2007

/s/ Michael T. Hayashi Michael T. Hayashi	Director	March 5, 2007

/s/ Ming Louie Ming Louie	Director	March 5, 2007

/s/ Thomas A. Madden Thomas A. Madden	Director	March 5, 2007

/s/ Jerre L. Stead Jerre L. Stead	Director	March 5, 2007